UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

NUZEE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

1700 Capital Avenue, Suite 100, Plano, Texas 75074
(Address of principal executive offices)

(760) 295-2408
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01. Other Events.

NuZee, Inc. (the “Company”) is filing this Current Report on Form 8-K to correct or clarify, as of, August 28, 2020, certain statements regarding the Company and its business that were made (a) in the final week of July 2020 by an employee (the “Employee”) of NuZee Investment Co., Ltd., a wholly-owned Japanese subsidiary of the Company, during an interview to Radio Nikkei and (b) in the first week of August 2020 by the Employee during an interview and concurrent slide presentation broadcast over the internet by Stock Squadron Agarunger (together, the “Interviews”).

To correct or clarify certain statements made in connection with the Interviews, the Company provides the following information:

●	The Company had previously been party to an exclusivity agreement with FUSO Industries Co. Ltd., pursuant to which the Company acquired certain of the machines it uses to produce single serve pour over coffee products. As the Company previously reported in a filing with the Securities and Exchange Commission (the “SEC”), this exclusivity agreement expired pursuant to its terms on June 30, 2020.

●	Despite the statements made in the Interviews, the Company no longer tracks for public disclosure purposes the market for single serve coffee consumption of all types generally in the United States by number of cups per year and the market for single serve pour over coffee in the U.S. by number of cups per year. Based on a market study by FUSO Industries Co. Ltd., the Company believes that the market for single serve pour over coffee products in Japan is approximately 2.5 billion cups per year.

●	The Company believes it is currently the only commercial-scale producer of single serve drip cup coffee serving the North American market.

●	Despite the statements made in the Interviews, the Company no longer tracks for public disclosure purposes the number of retail accounts it maintains with large retail and grocery chains.

●	The Company believes its operational capacity is currently sufficient to provide its top-quality services and products to its currently foreseeable and projected customer base.

●	The Company has entered into co-packing contracts with several customers, certain of which are well-known “name brands”. As of the date of this Current Report on Form 8-K, the Company generates an immaterial amount of revenues from such co-packing contracts with well-known “name brands”. However, the Company continues to pursue and focus on fostering co-packing arrangements with such larger and well-known companies that are developing pour over coffee products, which the Company expects will lead to increased co-packing opportunities for the Company as pour over coffee becomes more widely adopted in North America.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions that the forward-looking information presented in this Current Report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this Current Report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including the demand for the Company’s pour over coffee products and services, the demand for coffee products generally and those risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form10-K. Any forward-looking information presented herein is made only as of the date of this current report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: August 28, 2020	By:	/s/ Shanoop Kothari
	Name:	Shanoop Kothari
	Title:	Vice President, Chief Financial Officer and Chief Operating Officer